AMENDMENT NO. 1 TO RIGHTS AGREEMENT
                     -----------------------------------

     THIS AMENDMENT NO. 1 (the "Amendment"), dated as of the 27th day of October, 2001, to the Rights Agreement dated as of the 26th day of June, 1996 (the "Agreement"), between Envirodyne Industries, Inc., a Delaware corporation (now known as Viskase Companies, Inc. and hereinafter referred to as the "Company"), and Harris Trust and Savings Bank, an Illinois banking corporation (the "Rights Agent"), is entered into between the Company and the Rights Agent, at the direction of the Company.

     WHEREAS, the Company desires to amend the Agreement on the terms set forth in this Amendment;

     WHEREAS, on October 27, 2001, the Board of Directors of the Company adopted this Amendment;

     NOW, THEREFORE, in consideration of the mutual agreements and covenants of the parties contained herein, the parties amend the Agreement as follows:

     1. Section 1(c)(ii) of the Agreement is hereby amended and restated to read in its entirety as follows:

            "which such Person or any of such Person's Affiliates or Associates, directly or indirectly, has the right to vote or dispose of or has 'beneficial ownership' of (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange Act), including pursuant to any agreement, arrangement or understanding, whether or not in writing; provided, however, that a Person shall not be deemed the 'Beneficial Owner' of, or to 'beneficially own,' any security under this subparagraph (ii) as a result of an agreement, arrangement or understanding to vote such security if such agreement, arrangement or understanding: (A) arises solely from a revocable proxy given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the General Rules and Regulations under the Exchange Act and with respect to which such Person has filed with the Securities and Exchange Commission and circulated to all of the Company's stockholders the information in or contemplated or required by Schedule 14A under the General Rules and Regulations under the Exchange Act, and (B) is not also then reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report); or"

     2. Section 24(a) of the Agreement is hereby amended and restated to read in its entirety as follows:

            "From the date hereof through December 31, 2001, at such time as any Person becomes an Acquiring Person, all then outstanding Rights (which shall not include Rights that have become void pursuant to the provisions of Section 7(e) hereof) shall be automatically exchanged, without any further action on the part of the Company, the Rights Agent or any holder of the Rights, for shares of Common Stock at an exchange ratio of one share of Common Stock per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such exchange ratio being hereinafter referred to as the "Exchange Ratio"). From and after January 1, 2002, the Board of Directors of the Company may, at its option, at any time after any Person becomes an Acquiring Person, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become void pursuant to the provisions of Section 7(e) hereof) for shares of Common Stock at the Exchange Ratio. In the case of exchanges occurring from and after January 1, 2001, notwithstanding the immediately preceding sentence, the Board of Directors shall not be empowered to effect such exchange at any time after any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or any such Subsidiary, or any entity holding Common Stock for or pursuant to the terms of any such plan), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of fifty percent (50%) or more of the Common Stock then outstanding."

     3. Section 24(b) of the Agreement is hereby amended and restated to read in its entirety as follows:

            "Immediately (i) upon the exchange of the Rights pursuant to subsection (a) of this Section 24 occurring from the date hereof through December 31, 2001 and (ii) upon the action of the Board of Directors of the Company ordering the exchange of any Rights pursuant to subsection (a) of this Section 24 occurring from and after January 1, 2002, and in either case without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of shares of Common Stock equal to the number of such Rights held by such holder multiplied by the Exchange Ratio, and to exercise such rights as a stockholder of the Company in respect of the shares of Common Stock issued in such exchange. The shares of Common Stock issued in such exchange shall for all purposes be deemed to be issued and outstanding at such time as any Person becomes an Acquiring Person, in the case of exchanges specified in clause (i), or the date of the Board of Directors action, in the case of exchanges specified in clause (ii)."

     4. Section 26 of the Agreement is hereby amended and restated to read in its entirety as follows:

            "Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Rights Certificate to or on the Company shall be sufficiently given or made if sent by registered or certified mail, postage prepaid, at the expense of the Company with respect to the Rights Agent, addressed (until another address is filed in writing with the Rights Agent) as follows:

                 Viskase Companies, Inc.
                 625 Willowbrook Centre Parkway
                 Willowbrook, IL 60527
                 Attn:  President

            Subject to the provisions of Section 21, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Rights Certificate to or on the Rights Agent shall be sufficiently given or made if sent by registered or certified mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

                 Harris Trust and Savings Bank
                 311 W. Monroe, 21E
                 Chicago, IL 60603
                 Attn: Shareholder Services

            Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Rights Certificate (or, if prior to the Distribution Date, to the holder of certificates representing shares of Common Stock) shall be sufficiently given or made if sent by registered or certified mail, postage prepaid, at the expense of the Company, addressed to such holder at the address of such holder as shown on the registry books of the Company."

     5. This Amendment shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without giving effect to the conflict of law principles thereof.

     6. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

     7. Except as expressly modified by this Amendment, all other terms, conditions and provisions of the Agreement remain in full force and effect.

     8. This Amendment shall be effective as of the time of its approval by the Company's board of directors, notwithstanding the later approval or execution hereof by the Rights Agent.

     IN WITNESS WHEREOF, the parties have caused this Amendment to be signed as of the first date written above.


                                            VISKASE COMPANIES, INC.


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                                            HARRIS TRUST and SAVINGS BANK,as
                                            Rights Agend


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